Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
Defined terms included below have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Report”) to which this Exhibit 99.3 relates and, if not defined in the Report, the Proxy Statement/Prospectus. Unless otherwise indicated or the context otherwise requires, references in this Exhibit 99.3 to the “Company” refer to Proterra prior to the Business Combination and to New Proterra and its consolidated subsidiaries after giving effect to the Business Combination.
ArcLight was incorporated as a Cayman Islands exempted company on July 28, 2020. ArcLight was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar merger with one or more businesses. Proterra was originally formed in June 2004 as a Colorado limited liability company and converted to a Delaware corporation in February 2010. Proterra is a high-growth commercial electric vehicle technology leader with over a decade of production experience. The Company has designed an end-to-end, flexible technology platform that delivers world-class performance and a low total cost of ownership to original equipment manufacturers (OEMs) and end customers.
Pursuant to the terms and conditions of the Merger Agreement, (i) on June 11, 2021 (the “Domestication Date”), ArcLight changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (“New Proterra”), and (ii) on June 14, 2021 (the “Closing Date”), Phoenix Merger Sub merged with and into Proterra, with Proterra as the surviving company in the Merger and Proterra became a wholly-owned subsidiary of New Proterra, Proterra changed its name to “Proterra Operating Company, Inc.” and New Proterra changed its name to “Proterra Inc”.
The unaudited pro forma condensed combined balance sheet of New Proterra as of March 31, 2021 gives pro forma effect to the Merger, the redemption of the public shares described below and the PIPE Investment as if they had been consummated on March 31, 2021. The unaudited pro forma condensed combined statements of operations of New Proterra for the three months ended March 31, 2021 and the year ended December 31, 2020 give pro forma effect to the Merger, the redemption of the public shares described below and the PIPE Investment as if they had been consummated on January 1, 2020, the beginning of the earliest period presented.
The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the audited and unaudited historical financial statements of each of ArcLight and Proterra and the notes thereto, as well as the disclosures contained in the sections titled “ArcLight’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Proterra Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Report.
The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what New Proterra’s financial condition or results of operations would have been had the Merger and PIPE Investment occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of New Proterra. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The Merger will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Proterra has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
•Proterra’s stockholders have a majority of the voting power of New Proterra following the Merger;
•Proterra has initially designated a majority of the board of directors of New Proterra;
•Proterra’s management comprise the management of New Proterra;
•Proterra comprises the ongoing operations of New Proterra;
•Proterra is the larger entity based on historical revenues and business operations; and
•New Proterra has assumed Proterra’s name.
Under this method of accounting, ArcLight will be treated as the “acquired” company for accounting and financial reporting purposes. Accordingly, for accounting purposes, this merger transaction will be treated as the equivalent of Proterra issuing equity for the net assets of ArcLight, accompanied by a recapitalization. The net assets of ArcLight will be stated at historical cost, with no goodwill or other intangible assets recorded.
Description of the Transactions
On January 11, 2021, ArcLight and its wholly-owned subsidiary, Phoenix Merger Sub, entered into the Merger Agreement with Proterra. On the Domestication Date, ArcLight changed its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. On the Closing Date, Phoenix Merger Sub merged with and into Proterra, with Proterra as the surviving company and continuing as a wholly-owned subsidiary of New Proterra, Proterra changed its name to “Proterra Operating Company, Inc.” and New Proterra changed its name to “Proterra Inc”.
The closing of the Business Combination (the “Closing”) included the following transactions:
•41,500,000 shares of New Proterra common stock were issued and sold at $10.00 per share for aggregate gross proceeds of $415.0 million in the PIPE Investment;
•15,172 public shares were redeemed by ArcLight stockholders, and an aggregate of $151,772.59 was paid from the trust account to these redeeming holders;
•each share of ArcLight Class A and Class B ordinary shares was converted into the right to receive one share of New Proterra’s common stock resulting in the issuance of 34,671,900 shares of New Proterra’s common stock;
•each ArcLight warrant outstanding immediately prior to the consummation was converted into a warrant exercisable into an equivalent number of shares of New Proterra common stock, resulting in such warrants being exercisable for an aggregate of 21,424,994 shares of New Proterra common stock;

•each share of Proterra convertible preferred stock was converted into shares of Proterra common stock in accordance with the applicable conversion ratio immediately prior to the effective time, and each share of Proterra common stock (including shares issued upon conversion of Proterra convertible preferred stock and warrants net exercised upon Closing) was converted into the right to receive 0.8925 shares of New Proterra common stock, as a result of applying the Exchange Ratio to Proterra common stock immediately prior to the Closing, resulting in the issuance of 123,752,882 shares of New Proterra common stock;
•7,423,484 shares of New Proterra common stock were issued in connection with the certain Certain Convertible Notes optionally converted at Closing;
•each Proterra option was converted into an option to purchase shares of New Proterra common stock by multiplying the number of underlying shares by the Exchange Ratio, rounded down to the nearest whole share, resulting in such options being exercisable to purchase for an aggregate of 22,532,619 shares of New Proterra common stock; the exercise price of each converted option was determined by dividing the per share exercise price of the respective Proterra options by the Exchange Ratio, rounded up to the nearest whole cent;
•each Proterra warrant to purchase common stock and convertible preferred stock was converted into a warrant to purchase shares of New Proterra common stock by multiplying the number of underlying shares by the Exchange Ratio, rounded down to the nearest whole share, resulting in such warrants being exercisable to purchase an aggregate of 3,504,523 shares of New Proterra common stock; the exercise price of each converted warrant will be determined by dividing the per share exercise price of the respective Proterra warrant by the Exchange Ratio, rounded up to the nearest whole cent;
•each outstanding Convertible Note that was not optionally converted in connection with the Closing remained outstanding and became convertible into shares of New Proterra common stock in accordance with the terms of such Convertible Notes, resulting in such Convertible Notes being convertible into an aggregate of 24,499,925 shares of New Proterra common stock as of the Closing. See “Treatment of Convertible Notes” below for further information regarding the conversion price determination.
As of the Closing Date, New Proterra is authorized to issue 510,000,000 shares, with a par value of $0.0001 per share. The authorized shares consist of 500,000,000 shares of New Proterra common stock and 10,000,000 shares of New Proterra preferred stock. As of the Closing Date and after giving effect to the separation of the former ArcLight units, there were 207,348,266 shares of New Proterra common stock issued and outstanding, and no shares of New Proterra preferred stock issued. There were 24,929,517 New Proterra warrants issued and outstanding, including 13,874,994 public warrants and 7,550,000 private placement warrants.
A total of 82,069,453 shares were reserved for the future issuance upon the exercise of New Proterra stock options and New Proterra warrants and the issuance of Earnout Stock (defined below), of which 10,387,513 shares were reserved for issuance under the 2021 Equity Incentive Plan, 22,532,619 shares were reserved under the 2010 Equity Incentive Plan and 1,630,000 shares reserved under the Employee Stock Purchase Plan.
Further, as of the Closing Date, there were (i) 12,294,564 vested options having a weighted average exercise price of $3.23 per share, including 669,375 Milestone Options (defined below), (ii) 7,560,555 unvested options having a weighted-average exercise price of $5.10 per share, and (iii) 2,677,500 shares underlying Equity Awards (defined below), of which 669,372 shares were vested and had a weighted average exercise price of $19.61 per share.

In addition, certain of the Proterra Holders, including holders of any vested options, warrants, and Convertible Notes, on an as converted basis, as of immediately prior to Closing, are entitled to additional consideration up to an aggregate of 22,809,500 shares of New Proterra common stock (“Earnout Stock”), on a pro rata basis, upon the occurrence of any of the following events during the period from the Closing Date to the fifth anniversary of the Closing Date (“earnout period”):
(i)21.0526% of the Earnout Stock if over any 20 trading days within any 30 trading day period, the volume-weighted average price (“VWAP”) of the New Proterra common stock is greater than or equal to $15.00 per share or there occurs any transaction resulting in a change in control with a valuation of the New Proterra common stock that is greater than or equal to $15.00 per share;
(ii)an additional 26.3158% of the Earnout Stock if over any 20 trading days within any 30 trading day period, the VWAP of the New Proterra common stock is greater than or equal to $20.00 per share or there occurs any transaction resulting in a change in control with a valuation of the New Proterra common stock that is greater than or equal to $20.00 per share;
(iii)an additional 26.3158% of the Earnout Stock if over any 20 trading days within any 30 trading day period, the VWAP of the New Proterra common stock is greater than or equal to $25.00 per share or there occurs any transaction resulting in a change in control with a valuation of the New Proterra common stock that is greater than or equal to $25.00 per share;
(iv)an additional 26.3158% of the Earnout Stock if over any 20 trading days within any 30 trading day period, the VWAP of the New Proterra common stock is greater than or equal to $30.00 per share or there occurs any transaction resulting in a change in control with a valuation of the New Proterra common stock that is greater than or equal to $30.00 per share;
Pursuant to the ArcLight Sponsor Letter Agreement with the Sponsor, 10% of the Sponsor’s 6,797,500 shares of New Proterra common stock that were exchanged for the Sponsor’s outstanding shares of Class B ordinary shares will be subject to vesting and forfeiture (the “Sponsor Earnout Stock”). Such shares of Sponsor Earnout Stock will vest if over any 20 trading days within any 30 trading day period during the five-year earnout period, the VWAP of the New Proterra common stock is greater than or equal to $15.00 per share or there occurs any transaction resulting in a change in control with a valuation of the New Proterra common stock that is greater than or equal to $15.00 per share. Unvested shares at the end of earnout period will be forfeited without any consideration.
The following summarizes the New Proterra common stock issued and outstanding immediately following the Closing:

(in thousands)	Pro Forma Combined (Shares)	%
ArcLight public shareholders(a)	27,735	11.2%
Sponsor(b)	6,118	2.5%
ArcLight directors	140	0.1%
PIPE Investors	41,500	16.8%
Proterra Stockholders(c)(d)(e)	171,810	69.5%
Total Shares at Closing	247,303	100.0%
____________
(a)Excludes 13.9 million shares underlying the public warrants, which are not exercisable until the later of 30 days after the Merger or 12 months from the closing of the Company’s IPO (or September 25, 2021). Refer to Note 8 of the Audited Financial Statements of ArcLight Clean Transition Corp., included in the Proxy Statement/Prospectus and incorporated by reference in the Report, for further details of the exercisability and redemption of warrants.

(b)Excludes (i) 0.7 million shares of Sponsor Earnout Stock held by the Sponsor, and (ii) 7.6 million shares underlying the private placement warrants, which are not exercisable until the later of 30 days after the Merger or 12 months from the closing of the Company’s IPO (or September 25, 2021). Refer to Note 8 of the Audited Financial Statements of ArcLight Clean Transition Corp., included in the Proxy Statement/Prospectus and incorporated by reference in the Report, for further details of the exercisability and redemption of warrants.
(c)The number of shares of New Proterra common stock held by Proterra Stockholders comprises 131.2 million shares, 3.5 million shares underlying outstanding warrants, 12.6 million shares underlying vested stock options (excluding certain vested Equity Awards - see footnote (d)), and 24.5 million shares issuable upon conversion of the Convertible Notes. The number of vested options is calculated at Closing Date.
(d)Excludes certain time-based stock options held by Mr. Allen, Proterra’s CEO, in respect of 2,677,500 shares of New Proterra common stock (“Equity Awards”). The Equity Awards are divided into four equal tranches with exercise prices of $11.21, $16.81, $22.41 and $28.02 per share of New Proterra common stock, all of which are subject to time-based vesting. Immediately prior to the Closing, 669,372 shares underlying Equity Awards were vested, of which 334,686 shares have been excluded from the total reported shares underlying vested stock options because they are out-of-the-money based on the stock price of $18.09 per share of New Proterra common stock at the Closing.
(e)Includes milestone-based option held by Mr. Allen in respect of 669,375 shares of New Proterra common stock with an exercise price of $5.33 per share, which were vested in full and became exercisable upon the Closing (“Milestone Options”).
The management of New Proterra has concluded that the Earnout Stock and Sponsor Earnout Stock are equity-classified instruments.
Treatment of Convertible Notes
The number of shares of New Proterra common stock to be issued to holders of the Convertible Notes upon conversion (“Conversion Stock”), is calculated based on the conversion price in accordance with the terms of the Convertible Notes. The conversion price is $6.5712, and is based on $277.6 million in ArcLight’s trust account, the proceeds from the PIPE Investment of $415.0 million, $31.0 million of ArcLight transaction expenses, which will be offset against these proceeds to calculate the SPAC Contribution Amount, as defined in the Convertible Notes, and 75.5 million shares of New Proterra common stock held by Sponsor, ArcLight shareholders immediately prior to the Closing and PIPE Investors.
Certain holders of Convertible Notes with aggregate original principal amounts of $46.5 million elected to convert their Convertible Notes including accrued PIK interest and cash interest at the Closing resulting in the issuance of 7.4 million shares of New Proterra common stock. The remaining Convertible Notes with original principal of $153.5 million remain outstanding post-Closing. The number of shares of Conversion Stock in the pro forma common ownership table above, includes the effect of $5.9 million of PIK interest and $1.6 million cash interest incurred as of June 14, 2021. To the extent the Convertible Notes that remain outstanding post-Closing are later converted pursuant to their mandatory conversion provisions, the balance under such Convertible Notes will grow at the rate of 4.5% per annum of PIK interest, and the number of shares of Conversion Stock that may be issued in a later conversion will increase accordingly, and all other holders of New Proterra common stock will be diluted to a greater extent than presented in the table above.
The following unaudited pro forma condensed combined balance sheet of New Proterra as of March 31, 2021, the unaudited pro forma condensed combined statements of operations of New Proterra for the three months ended March 31, 2021 and the year ended December 31, 2020 are based on the historical financial statements of ArcLight and Proterra. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2021
(in thousands)

	ArcLight (Historical)	Proterra (Historical)	Transaction Accounting Adjustments		Pro Forma combined
Assets:
Cash and cash equivalents	$92	$33,118	$647,713	(A)	$680,923
Accounts receivable, net	—	51,352	—		51,352
Short-term investments	—	131,499	—		131,499
Inventory	—	91,965	—		91,965
Prepaid expenses and other current assets	331	12,117	(2,228)	(B)	10,220
Deferred cost of goods sold	—	1,920	—		1,920
Restricted cash, current portion	—	8,397	—		8,397
Total current assets	423	330,368	645,485		976,276

Property, plant and equipment, net	—	51,011	—		51,011
Operating lease right-of-use assets	—	10,849	—		10,849
Restricted cash, net of current portion	—	4,581	—		4,581
Other assets	—	4,668	—		4,668
Investments held in Trust Account	277,594	—	(277,594)	(C)	—
Total assets	$278,017	$401,477	$367,891		$1,047,385

Liabilities and Stockholders' Equity
Accounts payable	$12	$33,615	$—		$33,627
Accrued liabilities	4,148	22,282	(4,961)	(D)	21,469
Accrued liabilities - related party	2	—	—		2
Note payable - related party	—	—	—		—
Deferred revenue, current portion	—	13,069	—		13,069
Operating lease liabilities, current portion	—	3,632	—		3,632
Debt, current portion	—	—	—		—
Total current liabilities	4,162	72,598	(4,961)		71,799

Debt, non-current portion	—	139,265	—		139,265
Derivative liability	—	65,414	(65,414)	(E)	—
Warrant liability	—	61,447	(61,447)	(E)	—
Derivative warrant liability	122,560	—	(79,370)	(F)	43,190
Deferred revenue, non-current portion	—	13,681	—		13,681
Deferred underwriting commission	9,713	—	(9,713)	(G)	—
Operating lease liabilities, non-current portion	—	7,918	—		7,918
Other long-term liabilities	—	13,829	—		13,829
Total liabilities	136,435	374,152	(220,905)		289,682

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — Continued
As of March 31, 2021
(in thousands)

	ArcLight (Historical)	Proterra (Historical)	Transaction Accounting Adjustments		Pro Forma combined
Commitments and contingencies
Common stock subject to possible redemption	136,582	—	(136,582)	(H)	—

Stockholders' equity:					—
Proterra convertible preferred stock	—	13	(13)	(I)(J)	—
Proterra Common stock	—	1	(1)	(I)(J)	—
ArcLight preference shares	—	—	—		—
ArcLight class A ordinary shares	1	—	(1)	(I)	—
ArcLight class B ordinary shares	1	—	(1)	(I)	—
New Proterra common stock	—	—	20	(I)	20
Additional paid-in capital	115,719	687,692	616,796	(J)	1,420,207
Accumulated deficit	(110,721)	(660,381)	108,578	(K)	(662,524)
Total stockholders’ equity	5,000	27,325	725,378		757,703
Total liabilities and stockholders’ equity	$278,017	$401,477	$367,891		$1,047,385

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For Three Months Ended March 31, 2021
(in thousands, except per share data)

	ArcLight (Historical)	Proterra (Historical)	Transaction Accounting Adjustments		Pro Forma combined
Product revenue	$—	$51,422	$—		$51,422
Parts and other service revenue	—	2,584	—		2,584
Total revenue	—	54,006	—		54,006
Product cost of goods sold	—	50,531	—		50,531
Parts and other service cost of goods sold	—	2,604	—		2,604
Total cost of goods sold	—	53,135	—		53,135
Gross profit (loss)	—	871	—		871
Research and development	—	9,700	—		9,700
Selling, general and administrative	—	18,460	(3,100)	(AA)	15,360
General and administrative	3,809	—	—		3,809
Total operating expenses	3,809	28,160	(3,100)		28,869
Loss from operations	(3,809)	(27,289)	3,100		(27,998)
Interest expense, net	(46)	8,797	46	(BB)	8,797
Loss on valuation of derivative and warrant liabilities	—	16,321	(16,321)	(CC)	—
Change in fair value of warrant liability	73,250	—	(47,440)	(DD)	25,810
Other (income) expense, net	—	(245)	—		(245)
Loss before income taxes	(77,013)	(52,162)	66,815		(62,360)
Provision for income taxes	—	—	—		—
Net loss	$(77,013)	$(52,162)	$66,815		$(62,360)
Net loss per share of common stock, basic and diluted	$(5.74)	$(7.73)			$(0.30)
Shares used in computing net loss per share of common stock, basic and diluted	13,413	6,746			210,091

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For The Year Ended December 31,2020
(in thousands, except per share data)

	ArcLight (Historical)	Proterra (Historical)	Transaction Accounting Adjustments		Pro Forma combined
Product revenue	$—	$190,411	$—		$190,411
Parts and other service revenue	—	6,532	—		6,532
Total revenue	—	196,943	—		196,943
Product cost of goods sold	—	181,987	—		181,987
Parts and other service cost of goods sold	—	7,417	—		7,417
Total cost of goods sold	—	189,404	—		189,404
Gross profit (loss)	—	7,539	—		7,539
Research and development	—	36,233	—		36,233
Selling, general and administrative	—	67,139	1,180	(AA)	68,319
General and administrative	1,333	—	—		1,333
Asset impairment charge	—	121	—		121
Total operating expenses	1,333	103,493	1,180		106,006
Loss from operations	(1,333)	(95,954)	(1,180)		(98,467)
Interest expense, net	(49)	15,413	49	(BB)	15,413
Loss on valuation of derivative and warrant liabilities	—	12,989	(12,989)	(CC)	—
Change in fair value of derivative warrant liabilities	31,751	—	(20,571)	(DD)	11,180
Financing costs - warrant liabilities	673	—	—		673
Other (income) expense, net	—	2,629	—		2,629
Loss before income taxes	(33,708)	(126,985)	32,331		(128,362)
Provision for income taxes	—	22	—		22
Net loss	$(33,708)	$(127,007)	$32,331		$(128,384)
Net loss per share of common stock, basic and diluted	$(3.90)	$(25.85)			$(0.61)
Shares used in computing net loss per share of common stock, basic and diluted	8,644	4,913			210,091

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
1. Basis of Presentation
The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
The merger transaction will be accounted for as a reverse acquisition and recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, ArcLight is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the merger transaction will be treated as the equivalent of Proterra issuing stock for the net assets of ArcLight, accompanied by a recapitalization. The net assets of ArcLight will be stated at historical cost, with no goodwill or other intangible assets recorded.
The unaudited pro forma combined balance sheet as of March 31, 2021 gives pro forma effect to the Merger, the redemption of the public shares and the PIPE Investment as if they had been consummated on March 31, 2021. The unaudited pro forma combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 give pro forma effect to the Merger, the redemption of the public shares and PIPE Investment as if they had been consummated on January 1, 2020, the beginning of the earliest period presented.
The unaudited pro forma combined financial statements have been developed from and should be read in conjunction with:
•these accompanying notes to the unaudited pro forma combined financial statements;
•the historical unaudited financial statements of ArcLight as of and for the three months ended March 31, 2021, the related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in ArcLight’s Form 10-Q filed with SEC on May 17, 2021 and incorporated by reference in the Report;
•the historical unaudited financial statements of Proterra as of and for the three months ended March 31, 2021, the related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations, filed as Exhibit 99.4 to the Report;
•the (i) historical audited financial statement of ArcLight for the period from July 28, 2020 (inception) through December 31, 2020 and the related notes, (ii) historical audited financial statement of Proterra for the year ended December 31, 2020 and the related notes, included in the Proxy Statement/Prospectus and incorporated by reference in the Report; and
•the disclosures contained in the sections titled “ArcLight’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Proterra Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Proxy Statement/Prospectus and incorporated by reference in the Report.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The proceeds from the Business Combination are expected to be used as part of New Proterra’s overall business plan, including approximately $300 million to optimize and scale for core profitability, approximately $250 million to develop new products and services, and approximately $120 million for working capital and general corporate purposes.
The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that New Proterra believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. New Proterra believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the merger based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.
The unaudited pro forma combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of ArcLight and Proterra.
2. Accounting Policies
Upon completion of the Merger, management will perform a comprehensive review of ArcLight’s and Proterra’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company.
3. Adjustments to Unaudited Pro Forma Combined Financial Information
Adjustments to Unaudited Pro Forma Combined Balance Sheet
The adjustments included in the unaudited pro forma combined balance sheet as of March 31, 2021 are as follows:
(A)Represents pro forma adjustments to cash to reflect the following:

Investments held in Trust Account	277,594	(1)
PIPE proceeds	415,000	(2)
Payment of deferred underwriter fees, legal fees, and other transaction-related fees	(44,729)	(3)
Payment to ArcLight public shareholders to redeem public shares	(152)	(4)
	647,713
__________________
(1)Reflects the liquidation and reclassification of $277.6 million of cash held in ArcLight trust account available for general use by New Proterra following the Closing, assuming no redemptions. See footnote 4 below for actual redemptions in connection with the closing of the Merger.
(2)Reflects the proceeds of $415.0 million from the issuance of 41.5 million shares of New Proterra common stock in the PIPE Investment.

(3)Reflects the settlement of estimated $44.7 million of transaction costs at close in connection with the Merger. Of the total, $23.1 million relates to advisory, legal and other acquisition-related transaction costs to be incurred, $9.7 million of deferred underwriting fees payable, and 3.325% of gross proceeds or $13.8 million related to PIPE Investment fees. The acquisition-related transaction costs are accounted for as equity issuance costs and the unaudited pro forma balance sheet reflects these costs as a reduction of cash with a corresponding decrease to additional paid in capital.

Deferred underwriter fees, legal fees, and other transaction-related fees	(46,620)
Legal fees and other transaction-related fees paid by Proterra	1,330	(B)
Other transaction-related fees paid and expensed by ArcLight	561
Total	(44,729)
(4)Reflects $151,772.59 paid to redeem 15,172 public shares.
(B)Reflects the reclassification of legal fees and other transaction-related fees incurred by Proterra, of which $1.3 million has been paid.
(C)Reflects the reclassification of $277.6 million of cash held in the ArcLight trust account that becomes available at closing of the Merger.
(D)Represents pro forma adjustments to accrued expense to reflect the following:

Legal fees and other transaction-related fees capitalized by Proterra	(898)	(B)
Legal fees and other transaction-related fees expensed by ArcLight	(4,063)
	(4,961)
(E)Represents pro forma adjustments associated with the Convertible Notes:
•Reclassification of $65.4 million derivative liability to additional paid-in capital: Upon the consummation of the Merger, the embedded conversion features associated with the Convertible Notes will no longer qualify for derivative accounting since the conversion price became fixed. The carrying amount of the embedded derivative, fair value as of the date of the Closing, will be reclassified to shareholders’ equity in accordance with Topic 815, Derivatives and Hedging.
•Reclassification of $61.4 million warrant liability to additional paid-in capital: The warrants issued in connection with the Convertible Notes were classified as a liability because they can become exercisable into Proterra common stock upon an underwritten initial public offering in which Proterra receives gross proceeds of not less than $100 million (“Qualified IPO” or “QIPO”) or into Proterra convertible preferred stock after five years from the issuance date in the event that there is no QIPO during such period. Upon the consummation of the Merger, the stock issuable upon exercise of the warrants is New Proterra common stock, with no possibility to convert to Proterra convertible preferred stock. As a result, the carrying amount of the warrant liability will be reclassified to shareholders’ equity.
Certain holders of Convertible Notes with aggregate original principal amounts of $46.5 million elected to convert their Convertible Notes including accrued PIK interest and cash interest at the Closing, resulting in the issuance of 7.4 million shares of New Proterra common stock. At any time after the six-month anniversary of the Closing, the remaining outstanding Convertible Notes will automatically be converted into New Proterra common stock if the VWAP of the New Proterra common stock over a period of 20 consecutive trading days exceeds 150% of the conversion price. Based on the conversion price, the automatic conversion of the notes will be triggered based on a VWAP of $9.86. See “Description of Transactions — Treatment of Convertible Notes” for further information regarding the conversion price determination.

For the Convertible Notes converted upon consummation of the Merger, Debt, non-current portion will be reduced by $47.9 million, accrued interest through the Closing Date will be reduced by $0.9 million, equity will be increased by $48.8 million, and a $20.8 million interest expense will be recorded to write off the unamortized debt discount and issuance costs based on the outstanding balance of the Convertible Notes upon Closing.
(F)Reflects the reclassification of $79.4 million of ArcLight’s derivative warrant liability associated with the public warrants to additional paid-in capital. Upon the consummation of the Merger, New Proterra has a single class equity structure, and the public warrants are expected to qualify as equity instruments under ASC 815, Derivatives and Hedging.
(G)Reflects the payment of $9.7 million upon consummation of the Merger of deferred underwriting commission incurred by ArcLight in connection with its initial public offering.
(H)Reflects the reclassification of 13.7 million shares or $136.6 million of ArcLight public shares subject to redemption to permanent equity at $0.0001 par value.
(I)Represents pro forma adjustments to New Proterra common stock balance at par value $0.0001 per share to reflect the following:

Issuance of New Proterra common stock from PIPE Investment	4
Recapitalization of Proterra convertible preferred stock to New Proterra common stock	12	(5)
Recapitalization of Proterra common stock to New Proterra common stock	1
Reclassification of ArcLight public shares subject to redemption, net of redemption, to permanent equity	1	(H)
Conversion of ArcLight Class A ordinary shares to New Proterra common stock	1
Conversion of ArcLight Class B ordinary shares to New Proterra common stock	1
	20
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(5)Proterra’s outstanding convertible preferred stock of 129,003,889 shares were converted into 129,496,639 shares of Proterra common stock immediately prior to the consummation of the Merger, and then exchanged for 115,575,750 shares of New Proterra common stock at the exchange ratio of 0.8925 upon the consummation of the Merger.

(J)Represents pro forma adjustments to additional paid-in capital balance to reflect the following:

Reclassification of ArcLight public shares subject to redemption, assuming no redemption, to permanent equity, and increase in par value of common stock	136,581	(H)
Payment to ArcLight public shareholders to redeem public shares	(152)	(A)
Issuance of New Proterra common stock from PIPE Investment	414,996
Reclassification of derivative liability to additional paid-in capital	65,414	(E)
Reclassification of warrant liability to additional paid-in capital	61,447	(E)
Reclassification of ArcLight’s derivative warrant liabilities associated with public warrants to additional paid-in capital	79,370	(F)
Compensation cost for the Milestone Options	2,143	(6)
Recapitalization of Proterra common stock and convertible preferred stock to New Proterra common stock	1
Reclassification of ArcLight's historical retained earnings to additional paid in capital as part of the reverse recapitalization.	(110,721)	(L)
Reduction in additional paid-in capital for acquisition-related transaction expenses	(44,729)	(A)
Reduction legal fees and other transaction-related fees incurred and capitalized by Proterra	(2,228)	(B)
Reduction in additional paid-in capital for accrued acquisition-related transaction expenses	4,961	(D)
Reduction in additional paid-in capital for deferred underwriting commission	9,713	(G)
	616,796
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(6)Represents the stock-based compensation for the Milestone Options. The stock-based compensation expense for milestone-based performance awards will be recognized only upon the performance milestone becoming probable of achievement. The Milestone Options vested in full and became exercisable upon the consummation of the Merger.
(K)Represents pro forma adjustments to accumulated deficit balance to reflect the following:

Reclassification of ArcLight's historical retained earnings to additional paid in capital as part of the reverse recapitalization.	110,721	(L)
Compensation cost for the Milestone Options	(2,143)	(J)
	108,578
(L)Reclassification of ArcLight’s historical retained earnings of $110.7 million to additional paid in capital as part of the reverse recapitalization.
Adjustments to Unaudited Pro Forma Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 are as follows:
(AA) Represents pro forma adjustments related to selling, general, and administrative expense as follows:

	Three Months Ended March 31, 2021	Year Ended December 31, 2020
Compensation cost for the Milestone Options	—	2,143
Eliminate ArcLight’s acquisition-related transaction costs to be recorded in additional paid in capital upon Closing	(3,100)	(963)
	(3,100)	1,180
(BB) Elimination of the interest income on marketable securities held in ArcLight trust account:

	Three Months Ended March 31, 2021	Year Ended December 31, 2020
Elimination of the interest income	46	49
(CC) Elimination of the change in fair value of Proterra’s derivative and warrant liabilities:

	Three Months Ended March 31, 2021	Year Ended December 31, 2020
Elimination of the change in fair value of Proterra’s derivative and warrant liabilities	(16,321)	(12,989)
(DD) Elimination of the change in fair value of ArcLight’s derivative warrant liability associated with the public warrants, as upon the consummation of the Merger, New Proterra has a single class equity structure, and the public warrants are expected to qualify as equity instruments and no fair value remeasurement will be required:

	Three Months Ended March 31, 2021	Year Ended December 31, 2020
Elimination of the change in fair value of ArcLight’s public warrant liability	(47,440)	(20,571)
The adjustment gives pro forma effect to the Merger, the redemption of the public shares and PIPE Investment as if they had been consummated on January 1, 2020. Under such assumption, the embedded conversion features associated with the Convertible Notes would not qualify for derivative accounting since the conversion price would be fixed, and it would not be bifurcated from the debt host. The warrants issued in connection with the Convertible Notes would not be classified as a liability, but instead as equity, as there would be no possibility to convert to Proterra convertible preferred stock. Accordingly, the expenses from the change in fair value of the derivative and warrant liabilities would not be incurred.
The adjustment reflects the income tax effect of pro forma adjustments using the estimated effective tax rate of 0%. In its historical periods, Proterra concluded that it is more likely than not that it will not recognize the benefits of federal and state net deferred tax assets and as a result established a valuation allowance. For pro forma purposes, it is assumed that this conclusion will continue at the close date of the Merger and as such, a 0% effective tax rate is reflected.
4. Loss per Share
Net loss per share is calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Merger, assuming the shares were outstanding since

January 1, 2020. As the Merger, the redemption of the public shares and PIPE Investment are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Merger have been outstanding for the entire periods presented. The unaudited pro forma combined financial information for the three months ended March 31, 2021 and the year ended December 31, 2020 are as follows:

(in thousands, except per share data)	Three Months Ended March 31, 2021	Year Ended December 31, 2020
Pro forma net loss	(62,360)	(128,384)
Pro forma weighted average shares outstanding—basic and diluted	210,091	210,091
Pro forma net loss per share—basic and diluted	(0.30)	(0.61)
Pro forma weighted average shares outstanding—basic and diluted:
ArcLight public shareholders	27,735	27,735
Sponsor (1)	6,118	6,118
ArcLight directors	140	140
PIPE Investors	41,500	41,500
Proterra Stockholders (2)(3)	134,598	134,598
Pro forma weighted average shares outstanding—basic and diluted	210,091	210,091
________________
(1)Excludes unvested shares of Sponsor Earnout Stock from the calculation of the weighted average common shares, as they are subject to forfeiture.
(2)Includes New Proterra common stock held by Proterra Stockholders, as well as the outstanding warrants held by holders of the Convertible Notes with an exercise price of $0.01 per share. The exercise of these warrants is virtually assured based on the stock price of $18.09 per share of New Proterra common stock at the Closing. Therefore, those shares are included in the denominator of both the basic and diluted EPS calculation.
(3)Because New Proterra was in a loss position for each of the periods presented, diluted net loss per share is the same as basic net loss per share for each period as the inclusion of all potential common stock outstanding would have been anti-dilutive. The potentially dilutive securities that were excluded from the diluted per share calculation because they would have been anti-dilutive were as follows:

(in thousands)	Three Months Ended March 31, 2021	Year Ended December 31, 2020
Proterra outstanding warrants	83	83
Proterra outstanding vested stock options (a)	12,629	12,629
Proterra Convertible Notes	24,500	24,500
Total	37,212	37,212
_________________
a.Excludes 334,686 vested shares underlying the Equity Awards because they are currently out-of-the-money.